Exhibit 99.1

April 23, 2025
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports First Quarter 2025 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or the "Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported first quarter 2025 net income attributable to Knight-Swift of $30.6 million and Adjusted Net Income Attributable to Knight-Swift2 of $45.4 million. GAAP earnings per diluted share for the first quarter of 2025 were $0.19, compared to $(0.02) for the first quarter of 2024. Adjusted EPS2 was $0.28 for the first quarter of 2025, compared to $0.12 for the first quarter of 2024.

Key Financial Highlights
During the first quarter of 2025, consolidated total revenue was $1.8 billion, a 0.1% increase from the first quarter of 2024. Consolidated operating income was $66.7 million, an increase of 224.3% compared to the same quarter last year. Consolidated operating ratio for the quarter was 96.3%, and Adjusted Operating Ratio2 was 94.7%, both of which improved over 200 basis points over the 2024 quarter.
•Truckload — 95.6% Adjusted Operating Ratio, an improvement of 170 basis points year-over-year, as the legacy truckload business improved 200 basis points and US Xpress achieved a quarterly operating profit for the first time since the July 2023 acquisition. Revenue, excluding fuel surcharge and intersegment transactions, decreased 4.2%, but Adjusted Operating Income2 increased 59.7% year-over-year. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, increased year-over-year for the first time in 10 quarters, improving 1.5%.
•LTL — Revenue, excluding fuel surcharge, increased 26.7% year-over-year as shipments per day increased 24.2%, and revenue per hundredweight excluding fuel surcharge increased 9.3%. Adjusted Operating Ratio was 94.2% as Adjusted Operating Income declined by 26.8% due to start-up costs and early-stage operations at recently opened facilities as well as some lingering costs following the integration of the less-than-truckload division of Dependable Highway Express, Inc. (the "DHE" acquisition). We opened seven new locations during the first quarter as we continue to invest in our network.
•Logistics — 95.5% Adjusted Operating Ratio with a gross margin of 18.1%. Revenue increased 11.8% year-over-year with revenue per load up 11.7% and load count flat.
•Intermodal — 102.0% operating ratio, with revenue up 3.5%. Load count increased 4.6% year-over-year. Revenue per load was down 1.1% year-over-year but up 0.9% sequentially.

	Quarter Ended March 31, [1]
	2025	2024	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,824,362	$1,822,467	0.1%
Revenue, excluding truckload and LTL fuel surcharge	$1,632,963	$1,612,814	1.2%
Operating income	$66,663	$20,555	224.3%
Adjusted Operating Income [2]	$86,580	$51,489	68.2%
Net income (loss) attributable to Knight-Swift	$30,639	$(2,635)	N/A
Adjusted Net Income Attributable to Knight-Swift [2]	$45,372	$19,774	129.5%
Earnings (loss) per diluted share	$0.19	$(0.02)	N/A
Adjusted EPS [2]	$0.28	$0.12	133.3%

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.

Our GAAP and non-GAAP results for the quarter include certain items that impact the comparability of year-over-year results. These items include a 29.7 percentage point decrease in the effective tax rate on our GAAP results, and a 5.7 percentage point increase in the effective tax rate on our non-GAAP results, year-over-year. Further, the prior year first quarter included a $19.5 million operating loss for the third-party carrier insurance program within our All Other Segments; this program was wound down in the first quarter of 2024. Additionally, our GAAP results for the prior year first quarter included severance, legal accrual, and impairment charges totaling $12.4 million, which are excluded from our non-GAAP results.
Adam Miller, CEO of Knight-Swift, commented, "Following a solid start to the year, conditions grew more challenging as weather disruptions in January and February gave way to a tariff drag on March activity that dampened the typical seasonal build in freight volumes. Our customers are grappling with a fluid trade policy situation that is causing some to delay decisions while others manage inventories more tightly out of an abundance of caution. Some customers are taking action to mitigate tariff exposure while others are taking a wait-and-see approach. We are staying actively engaged with our customers to remain apprised of their developing needs while we focus on controlling what we can control. This includes further tightening our equipment profile by disposing of underutilized assets, enhancing our leading safety performance, and reducing overhead - all in efforts to create the most efficient cost structure possible as we anticipate a potentially volatile business environment over the near term. Our business leaders are preparing plans for a variety of scenarios, including opportunities, that may unfold over the coming months. We have a seasoned team that has experienced numerous cycles and changes, and I am grateful for the readiness and collaboration they are demonstrating as we navigate the current market.
"In our Truckload business, while there are plenty of crosscurrents, modest increases in contract rates have remained steady in the bid activity thus far. Our revenue per mile for the quarter was up year-over-year for the first time since the third quarter of 2022, and our cost per mile continues to show year-over-year improvement. We are also pleased to see the U.S. Xpress trucking business achieve its first quarterly operating profit post-acquisition, even in a difficult environment. Truckload freight demand appeared stable through the first half of April, and while it is still too early to look for the typical seasonal build during the second quarter, we have not seen demand deteriorate thus far.
"Our LTL business experienced negative impacts on volumes and costs from the weather events in the Southeast where our LTL network density is highest. While this caused results to be below our expectations early in the quarter, our operating ratio and year-over-year growth in shipment count improved progressively through the quarter, reaching 30% shipment growth and an Adjusted Operating Ratio of 90.6% for March. Our significant investments over the past year in expanding our LTL footprint while maintaining our service levels have allowed us to grow our customer base and market share. Through early April, our shipment counts continued to build on the progress achieved in the first quarter. We remain focused on growing volumes while staying disciplined on price and delivering strong service levels."
Other Income — We recorded $11.0 million of income within "Other income, net" in the first quarter of 2025, compared to $9.0 million of income in the first quarter of 2024.
Income Taxes — The effective tax rate on our GAAP results was 25.4% for the first quarter of 2025, compared to 55.1% for the first quarter of 2024. The effective tax rate on our non-GAAP results was 25.4% for the first quarter of 2025, compared to 19.7% for the first quarter of 2024. We expect the full year 2025 effective tax rate will be approximately 25.5% to 26.5% on our GAAP results and approximately 24.5% to 25.5% on our non-GAAP results.
Dividend — On February 12, 2025, our board of directors declared a quarterly cash dividend of $0.18 per share of our common stock, which was an increase over our previous quarterly dividend of $0.16 per share. The dividend was payable to the Company's stockholders of record as of March 7, 2025, and was paid on March 25, 2025.

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Segment Financial Performance
Truckload Segment

	Quarter Ended March 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$1,048,083	$1,094,051	(4.2%)
Operating income	$44,600	$23,147	92.7%
Adjusted Operating Income [1]	$46,485	$29,114	59.7%
Operating ratio	96.3%	98.2%	(190	bps)
Adjusted Operating Ratio [1]	95.6%	97.3%	(170	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 15,800 irregular route tractors and nearly 6,100 dedicated tractors.
Our Truckload segment revenue, excluding fuel surcharge and intersegment transactions, declined 4.2% year-over-year, driven by a 5.4% decrease in loaded miles, primarily in our dedicated services. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, increased 1.5% year-over-year, which was the first year-over-year increase in 10 quarters. The first quarter Adjusted Operating Ratio improved 170 basis points year-over-year to 95.6%, reflecting improvements of 100 basis points for U.S. Xpress and 200 basis points for our legacy trucking businesses. Notably, the U.S. Xpress trucking business achieved a quarterly operating profit for the first time since our July 2023 acquisition. Miles per tractor improved 0.8% year-over-year as our efforts to drive productivity and sell underutilized assets overcame the drop in volumes. Adjusted Operating Expenses1 per mile decreased 0.9% year-over-year as we continue to execute our cost reduction initiatives to improve our cost structure. We are focused on disciplined pricing, cost control, and quality service that we expect will position our business to continue to respond to volatile market conditions.
LTL Segment 1

	Quarter Ended March 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$305,258	$240,990	26.7%
Operating income	$12,694	$20,287	(37.4%)
Adjusted Operating Income [2]	$17,721	$24,207	(26.8%)
Operating ratio	96.4%	92.8%	360	bps
Adjusted Operating Ratio [2]	94.2%	90.0%	420	bps

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment grew revenue, excluding fuel surcharge, 26.7% as shipments per day increased 24.2% year-over-year, which includes the acquisition of DHE on July 30, 2024. Revenue per hundredweight, excluding fuel surcharge, increased 9.3%, while revenue per shipment, excluding fuel surcharge, increased by 6.5%, reflecting a 2.5% decrease in weight per shipment. This segment produced a 94.2% Adjusted Operating Ratio during the first quarter, while Adjusted Operating Income decreased 26.8% year-over-year primarily due to early-stage operations at our recently opened facilities as well as sub-optimal operations and some lingering costs following the integration of DHE, which was completed during the fourth quarter of 2024. While the weather events pressured volumes and costs in January and February, March volumes grew significantly year-over-year as new business awards are being realized in our expanded network.

3

During the first quarter, we opened seven additional service centers, growing our door count 3.6% year-to-date. We anticipate our pace of facility expansion will be lower in 2025 than in 2024 and believe ongoing bid activities will provide further opportunities to grow shipment volume and improve efficiencies. Our focus for 2025 is to drive both revenue and margin expansion in the business. We continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment

	Quarter Ended March 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$141,621	$126,729	11.8%
Operating income	$5,143	$2,473	108.0%
Adjusted Operating Income [1]	$6,307	$3,637	73.4%
Operating ratio	96.4%	98.0%	(160	bps)
Adjusted Operating Ratio [1]	95.5%	97.1%	(160	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment Adjusted Operating Ratio was 95.5%, with a gross margin of 18.1% in the first quarter of 2025. Revenue increased 11.8% year-over-year, driven by an 11.7% increase in revenue per load as load count was flat. We remain disciplined on price and diligent in carrier qualification to provide value to customers while maintaining profitability. We continue to leverage our power-only capabilities to complement our asset business, build a broader and more diversified freight portfolio, and to enhance the returns on our capital assets.
Intermodal Segment

	Quarter Ended March 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$91,103	$87,985	3.5%
Operating loss	$(1,812)	$(4,908)	63.1%
Operating ratio	102.0%	105.6%	(360	bps)

The Intermodal segment improved its operating ratio 360 basis points year-over-year to 102.0% while growing revenue 3.5% year-over-year. The revenue increase was driven by a 4.6% increase in load count, partially offset by a 1.1% decline in revenue per load year-over-year. We remain focused on growing our load count and improving network efficiency with disciplined pricing across a diverse group of customers.
All Other Segments

	Quarter Ended March 31,
	2025	2024	Change
	(Dollars in thousands)
Revenue	$71,565	$85,079	(15.9%)
Operating Income (loss)	$6,038	$(20,444)	N/A

All Other Segments include support services provided to our customers, independent contractors, and third-party carriers, including equipment leasing, warehousing, trailer parts manufacturing, insurance, equipment maintenance, and warranty services. All Other Segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.7 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).

4

Revenue within our All Other Segments for the first quarter declined 15.9% year-over-year, largely as a result of winding down our third-party carrier insurance program in the first quarter of 2024. The $6.0 million operating income within our All Other Segments is primarily driven by our warehousing and leasing businesses and reflects improvement from the prior year period, which had included a $19.5 million operating loss for the third-party insurance business.

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Quarter Ended March 31,
	2025	2024	Change
	(In thousands)
Net cash provided by operating activities	$109,429	$37,275	$72,154
Net cash used in investing activities	(54,219)	(139,747)	85,528
Net cash used in financing activities	(76,303)	(22,223)	(54,080)
Net decrease in cash, restricted cash, and equivalents [2]	$(21,093)	$(124,695)	$103,602
Net capital expenditures	$(39,438)	$(141,300)	$101,862

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net decrease in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of March 31, 2025, we had a balance of $1.0 billion of unrestricted cash and available liquidity and $7.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.6 billion as of March 31, 2025. Free Cash Flow3 for the quarter ended March 31, 2025, was $70.0 million, reflecting $109.4 million in operating cash flows and $39.4 million of cash capital expenditures, net of disposal proceeds. From a financing perspective, we paid down $30.6 million in finance lease liabilities, paid down $35.5 million on operating lease liabilities, and had $23.0 million of net borrowings on our 2021 Revolver and accounts receivable securitization for the quarter ended March 31, 2025.
Equipment and Capital Expenditures — Gain on sale was $15.5 million in the first quarter of 2025, compared to $6.7 million in the same quarter of 2024. The average age of the tractor fleet within our Truckload segment was 2.8 years in the first quarter of 2025, compared to 2.6 years in the same quarter of 2024. The average age of the tractor fleet within our LTL segment was 4.0 years in the first quarter of 2025 and 4.3 years in the same quarter of 2024. We expect net cash capital expenditures will be in the range of $575 million - $625 million for full-year 2025. Our expected net cash capital expenditures primarily represent replacements of existing tractors and trailers and investments in our terminal network, driver amenities, and technology, and excludes acquisitions.
________
3See GAAP to non-GAAP reconciliations in the schedules following this release.

5

Guidance — We expect that Adjusted EPS1 will range from $0.30 to $0.38 for the second quarter of 2025, which is an update from our previously disclosed range of $0.46 to $0.50. Because of the significant uncertainty created by the current fluid trade policy situation and its implications for inflation, consumer demand, and demand from our customers, we are providing a wider range than normal for the next quarter's earnings and are not providing guidance for the third quarter. We plan to provide guidance for the third quarter when we report results for the second quarter and will evaluate at that time whether enough clarity has developed to allow us to return to providing two forward quarters of earnings guidance. In general, the above guidance for the second quarter reflects the following outlook: 1) the top of the range assumes volumes remain steady and we experience limited seasonality; and 2) the bottom of the range assumes a reduction in imports occurs in May and June and causes some deterioration in demand and an absence of seasonality. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
Truckload
•Truckload Segment revenue up low single-digit percent sequentially in second quarter with operating margins relatively stable sequentially,
•Revenue per loaded mile fairly flat sequentially as contract rate improvement is offset by weakness in spot rates,
•Tractor count down low single-digit percent sequentially in second quarter but offset by improvement in miles per tractor.

LTL
•LTL Segment revenue, excluding fuel surcharge, growth between 25% - 30% year-over-year in second quarter driven by shipment count growth from our expanding network, the inclusion of DHE, and yield improvement,
•Adjusted Operating Ratio modestly improves sequentially in second quarter to the low 90’s as shipment count growth improves optimization, efficiency, and cost absorption.

Logistics
•Logistics Segment revenue down low single-digit percent sequentially in second quarter,
•Adjusted Operating Ratio remains fairly stable with first quarter levels.

Intermodal
•Intermodal Segment load count and operating margin fairly stable sequentially in second quarter.

All Other
•All Other Segment operating income, before including the $11.7 million quarterly intangible asset amortization, of approximately $8 million to $12 million in second quarter.

Additional
•Gain on sale to be in the range of $18 million to $23 million in the second quarter,
•Net interest expense fairly stable sequentially into the second quarter,
•Net cash capital expenditures for the full year 2025 expected range of $575 million - $625 million,
•Expected effective tax rate on adjusted income before taxes of approximately 24.5% to 25.5% for full year 2025.

6

The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.36 for full-year 2025), as well as non-cash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a conference call to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, April 23, 2025, at 5:30 p.m. EDT. An online, real-time webcast of the quarterly conference call will be available on the Company's website at investor.knight-swift.com. Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will also be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the slides or listen to the webcast, please visit investor.knight-swift.com, "Knight-Swift Q1 2025 Earnings."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
Adam Miller, Chief Executive Officer, Andrew Hess, Chief Financial Officer, or Brad Stewart, Treasurer & SVP Investor Relations: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," "design", ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions. Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures (including the nature and funding thereof), gain on sale, tax rates, capital structure, capital allocation, liquidity, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services, or growth strategies or opportunities; any statements regarding future economic, industry, or Company conditions, environment, or performance, including, without limitation, expectations regarding future trade policy or tariffs, supply or demand, volume, capacity, rates, costs, inflation, or seasonality; future performance or growth of any of our reportable segments, including expected revenues, costs, utilization, or rates within our Truckload segment, expected network, door count, volumes, capacity, revenue, or margin within our LTL segment, expected freight portfolio, pricing, profitability, or return on capital assets within our Logistics segment, and expected pricing, freight portfolio, or volumes within our Intermodal segment; any statements under “Guidance”; and any statements of belief and any statement of assumptions underlying any of the foregoing.
Forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and Current Reports on Form 8-K. If the risks or uncertainties ever materialize, or the beliefs, assumptions, or expectations prove incorrect, our business and results of operations may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof, and we disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

8

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended March 31,
	2025	2024
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,632,963	$1,612,814
Truckload and LTL fuel surcharge	191,399	209,653
Total revenue	1,824,362	1,822,467
Operating expenses:
Salaries, wages, and benefits	721,659	692,907
Fuel	207,246	234,589
Operations and maintenance	132,372	134,633
Insurance and claims	92,225	122,446
Operating taxes and licenses	34,366	31,329
Communications	7,383	7,533
Depreciation and amortization of property and equipment	177,479	181,865
Amortization of intangibles	19,246	18,543
Rental expense	42,866	42,996
Purchased transportation	277,294	277,257
Impairments	28	3,982
Miscellaneous operating expenses	45,535	53,832
Total operating expenses	1,757,699	1,801,912
Operating income	66,663	20,555
Other income (expenses):
Interest income	3,034	5,022
Interest expense	(40,203)	(41,236)
Other income, net	11,038	8,992
Total other income (expenses), net	(26,131)	(27,222)
Income (loss) before income taxes	40,532	(6,667)
Income tax expense (benefit)	10,303	(3,674)
Net income (loss)	30,229	(2,993)
Net loss attributable to noncontrolling interest	410	358
Net income (loss) attributable to Knight-Swift	$30,639	$(2,635)
Other comprehensive income (loss)	463	(38)
Comprehensive income (loss)	$31,102	$(2,673)

Earnings (Loss) per share:
Basic	$0.19	$(0.02)
Diluted	$0.19	$(0.02)

Dividends declared per share:	$0.18	$0.16

Weighted average shares outstanding:
Basic	161,974	161,511
Diluted	162,457	162,086
_________
1The reported results do not include the results of operations of DHE prior to its acquisition by Knight-Swift on July 30, 2024 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$209,480	$218,261
Cash and cash equivalents – restricted	135,152	147,684
Trade receivables, net of allowance for doubtful accounts of $38,056 and $37,797, respectively	867,258	803,696
Contract balance – revenue in transit	9,123	7,238
Prepaid expenses	124,984	123,089
Assets held for sale	62,303	82,993
Income tax receivable	13,523	37,260
Other current assets	33,034	28,520
Total current assets	1,454,857	1,448,741
Property and equipment, net	4,625,556	4,703,385
Operating lease right-of-use assets	366,559	372,841
Goodwill	3,962,142	3,962,142
Intangible assets, net	2,037,848	2,057,044
Other long-term assets	159,110	154,379
Total assets	$12,606,072	$12,698,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$325,573	$329,697
Accrued payroll and purchased transportation	178,632	194,875
Accrued liabilities	76,025	64,100
Claims accruals – current portion	247,191	249,953
Finance lease liabilities and long-term debt – current portion	266,788	288,428
Operating lease liabilities – current portion	120,343	120,715
Accounts receivable securitization – current portion	434,056	458,983
Total current liabilities	1,648,608	1,706,751
Revolving line of credit	280,000	232,000
Long-term debt – less current portion	1,412,548	1,445,313
Finance lease liabilities – less current portion	440,520	457,303
Operating lease liabilities – less current portion	259,315	274,549
Claims accruals – less current portion	344,379	335,880
Deferred tax liabilities	897,380	919,814
Other long-term liabilities	200,517	210,117
Total liabilities	5,483,267	5,581,727
Stockholders’ equity:
Common stock	1,620	1,619
Additional paid-in capital	4,454,631	4,446,726
Accumulated other comprehensive income (loss)	21	(442)
Retained earnings	2,658,598	2,661,064
Total Knight-Swift stockholders' equity	7,114,870	7,108,967
Noncontrolling interest	7,935	7,838
Total stockholders’ equity	7,122,805	7,116,805
Total liabilities and stockholders’ equity	$12,606,072	$12,698,532

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Segment Operating Statistics (Unaudited)

	Quarter Ended March 31,
	2025	2024		Change
Truckload
Average revenue per tractor	$47,838	$46,927		1.9%
Non-paid empty miles percentage	14.1%	14.1%	—	bps
Average length of haul (miles)	372	395		(5.8%)
Miles per tractor	20,049	19,894		0.8%
Average tractors	21,909	23,314		(6.0%)
Average trailers [1]	89,567	94,410		(5.1%)

LTL 2 3
Shipments per day	23,349	18,800		24.2%
Weight per shipment (pounds)	982	1,007		(2.5%)
Average length of haul (miles)	639	573		11.5%
Revenue per shipment	$209.96	$199.84		5.1%
Revenue xFSC per shipment	$181.52	$170.40		6.5%
Revenue per hundredweight	$21.38	$19.84		7.8%
Revenue xFSC per hundredweight	$18.48	$16.91		9.3%
Average tractors [4]	4,023	3,357		19.8%
Average trailers [5]	10,976	8,699		26.2%

Logistics
Revenue per load - Brokerage only [6]	$1,956	$1,751		11.7%
Gross margin - Brokerage only	18.1%	16.8%	130	bps

Intermodal
Average revenue per load	$2,587	$2,615		(1.1%)
Load count	35,211	33,647		4.6%
Average tractors	622	609		2.1%
Average containers	12,546	12,582		(0.3%)

1First quarter 2025 and 2024 includes 9,657 and 8,769 trailers, respectively, related to leasing activities recorded within our All Other Segments.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Our LTL tractor fleet includes 668 and 611 tractors from ACT's and MME's dedicated and other businesses for the first quarter of 2025 and 2024, respectively.
5Our LTL trailer fleet includes 1,015 and 821 trailers from ACT's and MME's dedicated and other businesses for the first quarter of 2025 and 2024, respectively.
6Computed with revenue, excluding intersegment transactions.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted Operating Expenses," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted Operating Expenses, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio 1 2

	Quarter Ended March 31,
	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,824,362	$1,822,467
Total operating expenses	(1,757,699)	(1,801,912)
Operating income	$66,663	$20,555
Operating ratio	96.3%	98.9%

Non-GAAP Presentation
Total revenue	$1,824,362	$1,822,467
Truckload and LTL fuel surcharge	(191,399)	(209,653)
Revenue, excluding truckload and LTL fuel surcharge	1,632,963	1,612,814

Total operating expenses	1,757,699	1,801,912
Adjusted for:
Truckload and LTL fuel surcharge	(191,399)	(209,653)
Amortization of intangibles [3]	(19,628)	(18,543)
Impairments [4]	(28)	(3,982)
Legal accruals [5]	(261)	(1,563)
Severance expense [6]	—	(6,846)
Adjusted Operating Expenses	1,546,383	1,561,325
Adjusted Operating Income	$86,580	$51,489
Adjusted Operating Ratio	94.7%	96.8%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017

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Merger, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition included within "Rental expense" in the condensed consolidated statements of comprehensive income.
4    "Impairments" reflects the non-cash impairment:
•First quarter 2025 reflects non-cash impairments related to certain real property leases (within the Truckload segment).
•First quarter 2024 reflects the non-cash impairment of building improvements and certain revenue equipment held for sale (within the Truckload segment and All Other Segments).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•First quarter 2025 legal expense reflects the increased estimated exposure for accrued legal matters based on recent settlement agreements.
•First quarter 2024 legal expense reflects the increased estimated exposures for an accrued legal matter based on a recent settlement agreement.
6    "Severance expense" is included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended March 31,
	2025	2024
	(Dollars in thousands, except per share data)
GAAP: Net income (loss) attributable to Knight-Swift	$30,639	$(2,635)
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	10,303	(3,674)
Income (loss) before income taxes attributable to Knight-Swift	40,942	(6,309)
Amortization of intangibles [3]	19,628	18,543
Impairments [4]	28	3,982
Legal accruals [5]	261	1,563
Severance expense [6]	—	6,846
Adjusted income before income taxes	60,859	24,625
Provision for income tax expense at effective rate [7]	(15,487)	(4,851)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$45,372	$19,774

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended March 31,
	2025	2024
GAAP: Earnings (loss) per diluted share	$0.19	$(0.02)
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	0.06	(0.02)
Income (loss) before income taxes attributable to Knight-Swift	0.25	(0.04)
Amortization of intangibles [3]	0.12	0.11
Impairments [4]	—	0.02
Legal accruals [5]	—	0.01
Severance expense [6]	—	0.04
Adjusted income before income taxes	0.37	0.15
Provision for income tax expense at effective rate [7]	(0.09)	(0.03)
Non-GAAP: Adjusted EPS	$0.28	$0.12

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.

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5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 6.
7For the first quarter of 2025, an adjusted effective tax rate of 25.4% was applied in our Adjusted EPS calculation to exclude certain discrete items.
For the first quarter of 2024, an adjusted effective tax rate of 19.7% was applied in our Adjusted EPS calculation to exclude certain discrete items.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1]

	Quarter Ended March 31,
Truckload Segment	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,192,550	$1,263,015
Total operating expenses	(1,147,950)	(1,239,868)
Operating income	$44,600	$23,147
Operating ratio	96.3%	98.2%
Non-GAAP Presentation
Total revenue	$1,192,550	$1,263,015
Fuel surcharge	(144,256)	(168,521)
Intersegment transactions	(211)	(443)
Revenue, excluding fuel surcharge and intersegment transactions	1,048,083	1,094,051

Total operating expenses	1,147,950	1,239,868
Adjusted for:
Fuel surcharge	(144,256)	(168,521)
Intersegment transactions	(211)	(443)
Amortization of intangibles [2]	(1,775)	(1,775)
Impairments [3]	(28)	(3,099)
Legal accruals [4]	(82)	—
Severance [5]	—	(1,093)
Adjusted Operating Expenses	1,001,598	1,064,937
Adjusted Operating Income	$46,485	$29,114
Adjusted Operating Ratio	95.6%	97.3%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions and the U.S. Xpress acquisition.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended March 31,
LTL Segment [2]	2025	2024
GAAP Presentation	(Dollars in thousands)
Total revenue	$352,401	$282,122
Total operating expenses	(339,707)	(261,835)
Operating income	$12,694	$20,287
Operating ratio	96.4%	92.8%
Non-GAAP Presentation
Total revenue	$352,401	$282,122
Fuel surcharge	(47,143)	(41,132)
Revenue, excluding fuel surcharge	305,258	240,990

Total operating expenses	339,707	261,835
Adjusted for:
Fuel surcharge	(47,143)	(41,132)
Amortization of intangibles [3]	(5,027)	(3,920)
Adjusted Operating Expenses	287,537	216,783
Adjusted Operating Income	$17,721	$24,207
Adjusted Operating Ratio	94.2%	90.0%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT, MME, and DHE acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended March 31,
Logistics Segment	2025	2024
GAAP Presentation	(Dollars in thousands)
Revenue	$141,621	$126,729
Total operating expenses	(136,478)	(124,256)
Operating income	$5,143	$2,473
Operating ratio	96.4%	98.0%
Non-GAAP Presentation
Revenue	$141,621	$126,729

Total operating expenses	136,478	124,256
Adjusted for:
Intersegment transactions	—	—
Amortization of intangibles [2]	(1,164)	(1,164)
Adjusted Operating Expenses	135,314	123,092
Adjusted Operating Income	$6,307	$3,637
Adjusted Operating Ratio	95.5%	97.1%

	Quarter Ended March 31,
Intermodal Segment	2025	2024
GAAP Presentation	(Dollars in thousands)
Revenue	$91,103	$87,985
Total operating expenses	(92,915)	(92,893)
Operating loss	$(1,812)	$(4,908)
Operating ratio	102.0%	105.6%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the U.S. Xpress and UTXL acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Quarter Ended March 31, 2025

GAAP: Cash flows from operations	$109,429
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	82,610
Purchases of property and equipment	(122,048)
Non-GAAP: Free cash flow	$69,991

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.

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